SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date Of Earliest Event Reported): April 5, 2011

Structural Enhancement Technologies Corp.
 (Exact Name of Registrant As Specified In Charter)

Delaware	333-148425	32-0329069
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Commission File No.)	(IRS Employee Identification No.)

3771 Nesconset Highway, Suite 104
S. Setauket, NY  11720
 (Address Of Principal Executive Offices)

Phone number (631) 560-4108
 (Issuer Telephone Number)

40 Marcus Avenue
Hauppauge, NY  11788
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17CFR 240.13e-4 (c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01    Changes in Registrant’s Certifying Accountant.

(a)   On March 2, 2011, the Registrant was informed by the Securities and Exchange Commission that the Registrant’s Independent Auditor Etania Audit Group P.C., or its predecessor Davis Accounting Group P.C., was not duly licensed when it issued an audit opinion on the Registrant financial statements included in the Registrant’s Form 10-K for the years ended December 31, 2009 and 2008 and, accordingly, those financial statements are not considered to be audited. The Securities and Exchange Commission believes that the issuance of an audit report while the firm was not licensed would likely be information necessary to make the required financial statements, whether the former accountant resigned, declined to stand for re-election or was dismissed, in light of the circumstances under which they are made, not misleading.

A copy of the resignation letter is attached as Exhibit 16 to this Form 8-K.

(b)    Effective April 1, 2011, Michael T. Studer CPA P.C. has been retained as independent auditor of Structural Enhancement Technologies Corp., the Registrant, for the fiscal year ended December 31, 2010. Prior to the engagement, the Registrant did not consult with Michael T. Studer CPA P.C. regarding the application of accounting principles to a specified transaction, or the type of audit opinion that may be rendered with respect to the Registrant’s financial statements, as well did not consult with Michael T. Studer CPA P.C. as to the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the small business issuer's financial statements and either written or oral advice was provided that was an important factor considered by the small business issuer in reaching a decision as to the accounting, auditing or financial reporting issue.

Section 9 -- Financial Statement And Exhibits

Item 9.01 Financial Statement And Exhibits.

Exhibits: Item 16 – Resignation Letter from Etania Audit Group P.C

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Structural Enhancement Technologies Corp.

Dated: April 5, 2011	By:	/s/ Andrew B. Mazzone
Andrew B. Mazzone, President

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